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                                     [LOGO]


                           DURA PHARMACEUTICALS, INC.
                                 7475 LUSK BLVD.
                           SAN DIEGO, CALIFORNIA 92121



                                 April 19, 2000



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Dura Pharmaceuticals, Inc. which will be held at our offices at 7475 Lusk Blvd., San Diego, California, on Wednesday, May 24, 2000 at 10:00 a.m.

         Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting of stockholders and proxy statement.

         In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope, or vote by telephone or by using the Internet. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the annual meeting.

         We look forward to seeing you at the annual meeting.

                                  Sincerely,


                                  /s/ CAM L. GARNER

                                  CAM L. GARNER
                                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER







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                             YOUR VOTE IS IMPORTANT

  In order to assure your representation at the meeting, please vote as soon as possible. You may vote by mailing your proxy card, or by telephone or by using the Internet. Voting instructions are included with your proxy card.
  If you vote by telephone or by using the Internet, you do not need to return the proxy card.
--------------------------------------------------------------------------------



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                                     [LOGO]


                           DURA PHARMACEUTICALS, INC.
                                 7475 LUSK BLVD.
                           SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2000


         The annual meeting of stockholders of Dura Pharmaceuticals, Inc. will be held at our offices, 7475 Lusk Blvd., San Diego, California, on Wednesday, May 24, 2000 at 10:00 a.m., for the following purposes:

         1. To elect four directors to serve two-year terms to expire at the annual meeting of stockholders in 2002.

         2. To approve the Dura Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan.

         3. To approve an amendment to the Dura Pharmaceuticals, Inc. 1992 Stock Option Plan to increase the authorized number of shares of common stock available for issuance under the plan.

         4. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2000.

         5. To transact any other business which may properly come before the meeting or any adjournment(s) thereof.

         Stockholders of record at the close of business on March 27, 2000 are entitled to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our offices. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided, or vote by telephone or by using the Internet. Voting instructions are included with your proxy card. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy card will assist us in preparing for the annual meeting.

                                   By Order of the Board of Directors


                                   /s/ JOHN R. COOK

Dated:  April 19, 2000             JOHN R. COOK
                                   VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL
                                   AND SECRETARY

                           DURA PHARMACEUTICALS, INC.
                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2000




         These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Dura Pharmaceuticals, Inc., a Delaware corporation, for our annual meeting of stockholders to be held at our offices at 10:00 a.m. on May 24, 2000 and at any adjournment or postponement of the meeting. These proxy materials were first mailed to our stockholders of record beginning on approximately April 19, 2000. Stockholders may vote in person, by mail, telephone or Internet, or through the valid appointment of a proxy. Instructions for voting are included with the proxy card. The mailing address of our principal executive offices is 7475 Lusk Blvd., San Diego, California 92121.


                             PURPOSE OF THE MEETING

         The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.


                         VOTING RIGHTS AND SOLICITATION

         Any stockholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to our secretary before the annual meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the annual meeting who elects to vote his or her shares in person. The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail, but our regular employees may, without additional remuneration, solicit proxies personally by telephone, telegram, electronic mail or facsimile. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies, and we will pay them a fee of approximately $6,500, plus expenses.

         The record date for determining those stockholders who are entitled to notice of, and to vote at, the annual meeting has been fixed as March 27, 2000. At the close of business on the record date, we had 44,334,397 issued and outstanding shares of common stock, $.001 par value per share and no outstanding shares of preferred stock, $.001 par value per share. Each stockholder is entitled to one vote on matters brought before the annual meeting for each share of common stock held by the stockholder at the record date. Cumulative voting is not permitted. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting, and abstentions will have the effect of negative votes. ChaseMellon Shareholder Services, LLC, our transfer agent, will tabulate the votes.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Our Board of Directors is currently composed of eight members. Our certificate of incorporation and bylaws divide the Board into two classes of directors serving staggered two-year terms, with one class of directors to be elected at each annual meeting of stockholders. All of the nominees are now serving as directors. Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of Dr. Blair and Messrs. Cook, Garner and Hale, who have each agreed to stand for election to hold office for a term of two years, expiring at the annual meeting of stockholders in 2002, or until a successor is elected and has qualified. The four candidates receiving the highest number of affirmative votes by holders of common stock represented and voting at the annual meeting will be elected as directors.

         If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the annual meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board is unaware of anything that would prevent any nominee from being elected.

                  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                   A VOTE FOR ALL OF THE NOMINEES LISTED BELOW


NOMINEES FOR ELECTION TO TERMS WHICH EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2002

         JAMES C. BLAIR, PH.D., 60, has served as a managing member of Domain Associates, LLC, a venture capital management company, since 1985. He is currently a director of Amylin Pharmaceuticals, Inc., Aurora Biosciences Corp., Trega Biosciences, Inc., all of which are biopharmaceutical companies, and Vista Medical Technologies, Inc., a medical device company. Dr. Blair was first elected a Dura director in 1986 and currently serves as a member of our Compensation, Audit, and Nominating Committees.

         JOSEPH C. COOK, JR., 58, has served as Chairman and Chief Executive Officer of Amylin Pharmaceuticals since 1998 and as chairman of Microbia, Inc., a private biotechnology company, also since 1998. He has served as a principal since 1995 of Life Science Advisors, LLC, a strategic consulting company, and as a principal since 1994 of Cambrian Associates, LLC, an operations consulting company. Mr. Cook retired as Group Vice President, Global Manufacturing, Engineering and Corporate Quality at Eli Lilly and Company in 1993. During his 28 years with Lilly, Mr. Cook was Vice President of Sales and Marketing, Chief Financial Officer for Elanco Products Company, and General Manager of a worldwide business unit of Lilly. He is currently a director of NABI, Inc., a health care products company. Mr. Cook was first elected a Dura director in 1995 and currently serves as a member of our Audit and Nominating Committees.

         CAM L. GARNER, 51, was named Dura's Chairman of the Board in 1995, has served as our Chief Executive Officer since 1990 and as President from 1990 to 1998. He joined Dura in 1989 as Executive Vice President, President of a former subsidiary and a Dura director. Prior to joining Dura, Mr. Garner served as President of Syntro Corporation, a biotechnology company, from 1987 to 1989. Mr. Garner is currently a director of Spiros Development Corporation II, Inc., or Spiros Corp. II, a developer of pulmonary drug delivery systems, CardioDynamics International Corporation, a manufacturer of medical devices, and Nanogen, Inc., a biotechnology company.

         DAVID F. HALE, 50, has served as President and Chief Executive Officer of Women First HealthCare, Inc. since 1998 and is also a director. He served as President and Chief Executive Officer of Gensia, Inc. from 1987 until 1997 and as Chairman from 1991 to 1997. Prior to joining Gensia, Mr. Hale was President and Chief Executive Officer of Hybritech Incorporated, a biotechnology company which was acquired by Lilly in 1986. Mr. Hale was first elected a Dura director in 1986 and currently serves as a member of our Compensation Committee.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2001

         HERBERT J. CONRAD, 67, served as President of the Pharmaceuticals Division and Senior Vice President of Hoffmann-LaRoche Inc. from 1982 until his retirement in 1993. Mr. Conrad joined Roche in 1960 and held various positions, including Senior Vice President of the Pharmaceuticals Division, Chairman of the Board of Medi-Physics, Inc. and Vice President, Public Affairs and Planning Division. He is a director of Sicor Inc. and Biotechnology General Corp., both biotechnology companies, and UroCor, Inc., a urological diagnostics and therapeutics company. Mr. Conrad was first elected as a Dura director in 1994 and currently serves as a member of our Compensation Committee.

         F. RICHARD NICHOL, PH.D., 58, served as Chairman, President and Chief Executive Officer of CoCensys, Inc., a biopharmaceutical company, from 1997 until his retirement in 1999. Prior to his role at CoCensys, Dr. Nichol was founder and owner of Nichol Clinical Technologies Corporation, a company specializing in clinical research and clinical data management, from 1995 until 1997. Dr. Nichol served as Chairman, President and Chief Executive Officer of IBRD-Rostrum Global, Inc., a full service contract research organization he co-founded, from 1975 until 1995. Dr. Nichol was first elected a Dura director in 1999.

         GORDON V. RAMSEIER, 55, has been Executive Director of The Sage Group, a private consulting company, since 1995. The Sage Group provides consulting services to companies in the health care field. He has served as Chairman and Chief Executive Officer of Metacrine Sciences, Inc. since 1997. Mr. Ramseier has operated a private consulting company since 1994 and also performed consulting work from 1990 to 1992. Mr. Ramseier served as President and Chief Executive Officer of Onco Therapeutics, Inc. from 1992 until 1994. From 1986 to 1990, Mr. Ramseier served as Dura's President and Chief Executive Officer. Mr. Ramseier was first elected a Dura director in 1986 and currently serves as a member of our Audit Committee.

         CHARLES G. SMITH, PH.D., 72, has operated a private consulting company since 1986 and is currently a consultant for several health care companies. Prior to his consulting work, Dr. Smith served with Revlon Health Care Group as Vice President of Research and Development from 1975 to 1986. Dr. Smith was first elected a Dura director in 1988.

BOARD MEETINGS AND COMMITTEES

         Our Board met five times and took action by unanimous written consent thirteen times during 1999. Each director attended at least 75% of the aggregate of (i) the total meetings of the Board of Directors (held during the period in which he was a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

         We have a Compensation Committee currently comprised of three non-employee directors: Dr. Blair, Mr. Conrad and Mr. Hale. Our Compensation Committee met once and took action by unanimous written consent twice in 1999. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. This Committee is also responsible for granting stock awards, stock options, stock appreciation rights and other awards under our existing incentive compensation plans. We also have an Audit Committee currently comprised of three non-employee directors: Dr. Blair, Mr. Cook and Mr. Ramseier. Our Audit Committee met twice in 1999. This Committee assists in selecting the independent auditors, designating services they are to perform and maintaining effective communication with those auditors. We also have a Nominating Committee currently comprised of two non-employee directors: Dr. Blair and Mr. Cook. Our Nominating Committee did not meet during 1999 as all matters were considered at meetings of our full Board of Directors. This Committee recommends qualified candidates to the Board for election as directors and will consider nominees recommended by stockholders. Such recommendations should be submitted to our secretary at our headquarters in San Diego, California.

                                   PROPOSAL 2

                  APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN

         We are asking our stockholders to approve our 2000 Employee Stock Purchase Plan under which 500,000 shares of our common stock will initially be reserved for issuance. The Stock Purchase Plan was adopted by our Board on February 23, 2000 and will become effective on August 1, 2000, provided this proposal is approved at the annual meeting.

         The Stock Purchase Plan is designed to allow our eligible employees and participating affiliates (whether now existing or subsequently established) to purchase shares of our common stock at semi-annual intervals through their accumulated periodic payroll deductions.

ADMINISTRATION

         The Compensation Committee of our Board will administer the Stock Purchase Plan. As plan administrator, our Compensation Committee will have full authority to adopt administrative rules and procedures and to interpret the provisions of the Stock Purchase Plan.

SECURITIES SUBJECT TO THE STOCK PURCHASE PLAN

         The number of shares of common stock initially reserved for issuance under the Stock Purchase Plan will be limited to 500,000 shares. The shares issuable under the Stock Purchase Plan may be made available from our authorized but unissued shares of common stock or from shares of common stock we repurchase, including shares we repurchase on the open market.

         In the event that any change is made to our outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without our receipt of consideration), appropriate adjustments will be made to:

         - the maximum number and class of securities issuable under the Stock Purchase Plan,

         - the maximum number and class of securities purchasable per participant on any one semi-annual purchase date, and

         - the number and class of securities and the price per share in effect under each outstanding purchase right.

Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Stock Purchase Plan or the outstanding purchase rights thereunder.

OFFERING PERIODS AND PURCHASE RIGHTS

         Shares of common stock will be offered under the Stock Purchase Plan through a series of successive or overlapping offering periods, each with a maximum duration of 12 months. The initial offering period will be for a 12-month duration and will begin on August 1, 2000 and end on the last business day in July 2001. The next offering period will commence on the first business day in February 2001 and subsequent offering periods will commence as designated by the plan administrator.

         At the time a participant joins the offering period, he or she will be granted a purchase right to acquire shares of common stock at semi-annual intervals during that offering period. The purchase dates will occur on the last business days of January and July of each year. All payroll deductions collected from the participant for the period ending with each semi-annual purchase date will automatically be applied to the purchase of common stock. The initial purchase date under the Stock Purchase Plan will be January 31, 2001.

ELIGIBILITY AND PARTICIPATION

         Any employee who has been employed by us for at least one month and who regularly works more than 20 hours per week for more than five months per year is eligible to participate in the Stock Purchase Plan. Employees of any new or existing parent or subsidiary corporation would be included.

         An eligible employee may choose to participate in the Stock Purchase Plan at any time on or before the start date of any offering period. However, an eligible employee may participate in only one offering period at a time.

         As of March 31, 2000, approximately 975 of our employees, including six executive officers, were eligible to participate in the Stock Purchase Plan.

PURCHASE PRICE

         The purchase price per share of common stock acquired on each semi-annual purchase date will equal 85% of the lower of (i) the fair market value on the start date of the offering period in which the individual is participating or (ii) the fair market value on that purchase date.

         The fair market value per share of common stock on any particular date under the Stock Purchase Plan will be deemed to equal the closing selling price per share on that date on The Nasdaq Stock Market. On March 31, the closing selling price per share of common stock on The Nasdaq Stock Market was $12.31.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

         Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash compensation, including base salary plus bonus, overtime, commissions, current profit-sharing and other cash incentive-type payments, before deductions for contributions to a 401(k) plan or a section 125 (so-called "cafeteria") plan, to be applied to the acquisition of common stock at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in January and July each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

SPECIAL LIMITATIONS

         The Stock Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including:

         - Purchase rights granted to a participant do not permit any individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year in which those purchase rights are outstanding at any time.

         - Purchase rights may not be granted to any individual if immediately after the grant he or she would own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our stock or any of our affiliates.

         - No participant may purchase more than 1,500 shares of common stock on any one purchase date.

TERMINATION OF PURCHASE RIGHTS

         The participant may withdraw from the Stock Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be applied to the purchase of shares on the next semi-annual purchase date or be refunded immediately.

         The participant's purchase right will immediately terminate if he or she is no longer an employee or otherwise eligible to participate in the Stock Purchase Plan. Any payroll deductions that the participant may have made for the semi-annual period in which this occurs will be refunded and will not be applied to the purchase of common stock.

STOCKHOLDER RIGHTS

         No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of purchase.

ASSIGNABILITY

         No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

CHANGE IN CONTROL OR OWNERSHIP

         In the event there is a merger, sale of substantially all of our assets or sale of securities possessing more than 50% of the total combined voting power of our outstanding securities, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of the acquisition unless the Stock Purchase Plan is expressly assumed or continued by the surviving entity. The purchase price per share of common stock will equal 85% of the lower of (i) the fair market value on the start date of the offering period in which the individual is participating at the time the acquisition occurs or (ii) the fair market value immediately prior to the acquisition.

SHARE PRO-RATION

         Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Stock Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis. The payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

AMENDMENT AND TERMINATION

         The Stock Purchase Plan will terminate upon the earliest of:

         -    the last business day in July 2010,

         - the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights, or

         - the date on which all purchase rights are exercised in connection with an acquisition of Dura.

         Our Board of Directors may at any time alter, suspend or discontinue the Stock Purchase Plan. However, the Board may not, without stockholder approval:

         -    increase the number of shares issuable under the Stock
              Purchase Plan,

         - alter the purchase price formula to reduce the purchase price, or

         - modify the requirements for eligibility to participate in the Stock Purchase Plan.

FEDERAL TAX CONSEQUENCES

         The Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under this type of qualified plan, a participant will recognize no taxable income, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

         If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which the shares were acquired or within one year after the date on which the shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for the shares. We will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the amount of the excess.

         If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the date on which the shares were actually required, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or

(ii) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction for this disposition.

         If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

         Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under the Stock Purchase Plan will not result in a compensation expense chargeable against our reported earnings. However, we must disclose, in pro-forma statements to our financial statements, the impact the purchase rights granted under the Stock Purchase Plan would have upon our reported earnings were the value of those purchase rights treated as compensation expense.

VOTE REQUIRED FOR APPROVAL OF THE STOCK PURCHASE PLAN

         The affirmative vote of the holders of a majority of shares of common stock represented and voting at the annual meeting is necessary to approve the Stock Purchase Plan. The Stock Purchase Plan will become effective August 1, 2000 if approved by the stockholders at the annual meeting. If stockholder approval is not obtained, then the Stock Purchase Plan will not be implemented.

         Our Board believes that it is in our best interests to provide a program of stock ownership to our employees to provide them with a meaningful opportunity to acquire a substantial proprietary interest in our stock. This will encourage our employees to remain in our employ and will more closely align our employee and stockholder interests.

                  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                             A VOTE FOR APPROVAL OF
                      THE 2000 EMPLOYEE STOCK PURCHASE PLAN

                                   PROPOSAL 3

                          APPROVAL OF AMENDMENT TO OUR
                             1992 STOCK OPTION PLAN


GENERAL

         We believe that stock options more strongly align the interests of key employees with the interests of our stockholders. Our 1992 Stock Option Plan was adopted to benefit Dura and our stockholders by providing a means for key employees and non-employee directors to acquire meaningful Dura stock ownership. The Stock Option Plan is intended to accomplish three major objectives:

         - encourage the judgment, initiative and efforts of key employees and non-employee directors toward our continuing success,

         - bring stock ownership levels of our key employees into line with key employees of other pharmaceutical companies, and

         - assist us in attracting, retaining and motivating key employees and non-employee directors.

         We are asking our stockholders to approve an amendment to our 1992 Stock Option Plan. The amendment was approved by our Board of Directors on April 5, 2000, subject to stockholder approval. The amendment will increase the number of shares of common stock available for issuance under our Stock Option Plan by an additional 750,000 shares. Prior to the amendment, 10,107,360 shares were available for issuance under our Stock Option Plan. Our Board adopted the amendment primarily to respond to the significant growth in the number of our employees in 1999, and with the expectation that in order to achieve our objectives, we will need to continue to attract, retain and motivate high caliber employees. It is our Board's intention that every employee be granted stock options to motivate our employees to build stockholder value and to align the interests of our employees with those of our stockholders. In 1999, the total number of our employees increased from 942 to 1,022. In 2000, we expect the continued growth of our business will require us to add approximately 100 additional employees. Our Board also amended the Stock Option Plan in April 2000 to require that any future implementation of the cancellation/regrant provision of the plan will be subject to stockholder approval.

SUMMARY OF  STOCK OPTION PLAN

         The following is a summary of all material terms and provisions of our Stock Option Plan, assuming the amendment to add 750,000 shares is approved. The summary, however, is not intended to be a complete description of all of the provisions of our Stock Option Plan. Copies of the actual plan documents may be obtained by any stockholder upon written request to our secretary at our headquarters in San Diego, California.

         PLAN STRUCTURE. Our Stock Option Plan is divided into two separate components:

         - OPTION GRANT PROGRAM. Officers, employees, non-employee Board members and independent consultants may, at the discretion of the plan administrator, be granted options to purchase shares of common stock at an exercise price based on the fair market value of the option shares on the grant date. One or more granted options may also include stock appreciation rights which will allow the holders to surrender those options for payments from us based on the appreciation in the market value of the common stock over the period the options are outstanding.

         - AUTOMATIC OPTION GRANT PROGRAM. Eligible non-employee Board members will automatically receive option grants under the program to purchase shares of common stock at designated intervals over their period of Board service.

         STOCK OPTION PLAN ADMINISTRATION. Our Stock Option Plan is administered by a committee or committees appointed by our Board from among its members. Administration of the Stock Option Plan for individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, will comply with the applicable requirements of Rule 16b-3. The plan administrator is generally authorized to construe and interpret the Stock Option Plan, to establish appropriate rules and regulations, to select our key employees, consultants and independent contractors and those of our subsidiaries for participation, and to specify the terms of the options granted under our Stock Option Plan. Members of the committee may be removed by our Board. We will pay all costs of administration of our Stock Option Plan. We intend to use the cash proceeds we receive from the issuance of shares pursuant to the Stock Option Plan for general corporate purposes.

         SHARE RESERVE. The maximum number of shares available for issuance over the term of the Stock Option Plan may not exceed 10,857,360 shares of common stock, including the 750,000-share increase for which we are seeking stockholder approval at this annual meeting.

         Should any option under the Stock Option Plan expire or terminate for any reason prior to exercise or surrender in full (including any option incorporated into the Stock Option Plan from our prior stock option plans), the shares subject to the portion of the option not exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered or cancelled in accordance with the option surrender or cash-out provisions of the Stock Option Plan are not available for subsequent grants.

         ADJUSTMENTS IN CAPITALIZATION. If any change is made to our common stock issuable under the Stock Option Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting our outstanding common stock as a class without receipt of consideration, then appropriate adjustments will be made to:

         - the number and/or class of securities issuable under our Stock Option Plan,

         - the number and/or class of securities and price per share in effect under each outstanding option under our Stock Option Plan,

         - the maximum number and/or class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights in any fiscal year or over the term of our Stock Option Plan,

         - the number and/or class of securities for which option grants are to be made to newly-elected or continuing non-employee Board members under the automatic option grant program, and

         - the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Stock Option Plan from any predecessor plan.

The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.

         ELIGIBILITY. The persons eligible to receive discretionary stock options include all of our employees and those of our subsidiaries, non-employee members of our Board or the board of directors of any subsidiary, and consultants and other independent advisors who provide services to us or any of our subsidiaries. Only non-employee members of our Board will be eligible to receive automatic option grants. As of March 31, 2000, seven non-employee Board members, six executive officers, and approximately 1,015 other employees are eligible to participate in our Stock Option Plan. In addition, the seven non-employee Board members are eligible to participate in the automatic option grant program.

         VALUATION. For purposes of establishing the option exercise price and for other valuation purposes under our Stock Option Plan, the fair market value per share of our common stock on any relevant date will be the closing selling price per share on that date on The Nasdaq Stock Market. On March 31, 2000, the closing selling price of our common stock was $12.31 per share.

         PER-EMPLOYEE LIMITATION. No individual may receive options for more than 1,500,000 shares over the lifetime of the Stock Option Plan and for more than 400,000 shares in any fiscal year. Stockholder approval of this proposal will constitute re-approval of these limitations.

         REPURCHASE RIGHTS. As one of the terms of an option grant, the committee may reserve for us the right, exercisable on the optionee's separation from service, to repurchase common stock acquired by the optionee through the exercise of an option. The committee may also provide for the automatic termination of such a repurchase right.

         GRANTS. Under the general terms of the Stock Option Plan, the committee may grant either an incentive stock option (ISO), which satisfies the requirements of Section 422 of the Internal Revenue Code, or a non-qualified option (NQO), which is not intended to satisfy these requirements. The committee may also determine the number of shares of common stock issuable under an option, as well as the exercise date, the exercise price, and the exercise period of an option. The duration of an option may not exceed ten years, and the exercise price for options may not be less than the fair market value of the common stock on the date of grant of the option. Determination of the fair market value is set forth in the Stock Option Plan. The plan administrator may fix the exercise price at less than 100% of the fair market value to the extent that the optionee has made a payment to us at the time of the grant of the option (including by means of a salary reduction agreement) equal to the amount by which the fair market value exceeds the exercise price.

         Upon exercise, the price of an option is generally payable in full in cash. In the committee's discretion, the purchase price may be paid:

         - in shares of our common stock previously owned by the option holder which have been held for such period of time as may be required in order to avoid a charge to our earnings,

         - by means of a same-day sale program, pursuant to which a designated brokerage firm immediately sells shares purchased under the option and pays over to us, out of the sale proceeds available on the settlement date, funds to cover the option price plus all applicable withholding taxes, or

         -    by means of a promissory note.

The committee may also permit an optionee to elect to have any withholding tax obligation paid through withholding of shares or by delivery of previously owned shares of stock. In order to assist an optionee (other than the recipient of an automatic grant) in the acquisition of common stock pursuant to an option, the committee may also authorize us to extend secured or unsecured credit, in an amount sufficient to cover the exercise price and any employment tax liability incurred upon exercise of the option, to an optionee who is also an employee.

         During the lifetime of an optionee, an ISO is exercisable only by the optionee and is not assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, an NQO may be assigned in whole or in part during the optionee's lifetime. The terms applicable to the assigned portion are the same as those in effect for the option immediately prior to such assignment.

         AUTOMATIC GRANTS. Each person who is newly elected or appointed as a non-employee director will receive, on the date of such election or appointment, an NQO for 15,000 shares of common stock. On the date of each annual stockholders' meeting, each person who is a continuing non-employee director or is re-elected as a non-employee director at the annual meeting, and has served as a non-employee director for the immediately preceding 180 days, will receive an NQO for 6,000 shares of common stock.

         The exercise price of each automatic grant will equal 100% of the fair market value of the common stock on the date of grant. The exercise price of an automatic grant will be payable in cash or in common stock held for such period of time as may be required to avoid a charge to our earnings or by means of a same day sale program. The term of the automatic grant will be ten years. The automatic grant will become fully exercisable one year after the grant date (or immediately upon a corporate transaction as described below). Finally, the automatic grant will be granted in tandem with a limited stock appreciation right as described below. Options granted under the automatic grant program will expire if not exercised within six months after the optionee ceases to serve as a director or within twelve months after the optionee ceases to serve as a director due to the optionee's death.

         In connection with amendments to our Stock Option Plan made in February 1999 which were approved by our stockholders at our 1999 annual meeting, each individual serving as a non-employee director on May 24, 1999 received a one-time NQO for 15,000 shares of our common stock on that date.

         Stockholder approval of this proposal will also constitute pre-approval of each automatic grant made on or after the date of the 2000 annual meeting and the subsequent exercise of that grant in accordance with the terms summarized above.

         ACCELERATION OF OPTIONS. In the event of any of the following corporate transactions occur to which we are a party:

         - a merger or consolidation in which we are not the surviving entity (except for a transaction for which the principal purpose is to change our state of incorporation),

         - the sale, transfer or other disposition of all or substantially all of our assets in our complete liquidation or dissolution,

         - a reverse merger in which we are the surviving entity but in which the holders of securities possessing 50% or more of the combined voting power of our outstanding securities (as determined immediately prior to such merger) transfer their ownership of those securities to a person or persons not otherwise part of the transferor group, or

         - a tender or exchange offer made directly to our stockholders in which any person or related group of persons (other than us or any of our affiliates) acquires beneficial ownership of securities possessing more than 50% of the combined voting power of our outstanding securities, then each outstanding option will automatically vest and become exercisable for all of the option shares and may be exercised for any or all of such shares. Our outstanding repurchase rights under our Stock Option Plan will also terminate, and the shares subject to such terminated rights will become fully vested, upon the corporate transaction. Upon the consummation of the corporate transaction, all outstanding options under our Stock Option Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

         The acceleration of options in the event of a corporate transaction may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

         TERMINATION OF SERVICE. Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the plan administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The plan administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

         CANCELLATION/REGRANT PROGRAM. The plan administrator will have the authority to effect the cancellation of outstanding options which have exercise prices in excess of the then current market price of the common stock and to issue replacement options with an exercise price based on the market price of the common stock at the time of the new grant. We must obtain stockholder approval prior to implementing any cancellation/regrant program. Automatic grants are not subject to these cancellation and regrant provisions.

         STOCK APPRECIATION RIGHTS. Our Stock Option Plan includes a stock appreciation rights program, pursuant to which one or more optionees may, subject to committee approval, surrender their outstanding options in return for a payment from us in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the shares of common stock subject to the surrendered option over (ii) the aggregate option price payable for such shares. The payment may, at the discretion of the committee, be made either in cash or in shares of common stock.

         One or more of our officers subject to the short-swing profit restrictions of the federal securities laws may, in the committee's discretion, be granted limited stock appreciation rights in tandem with their outstanding options. In addition, all automatic grants will be made in tandem with the grant of a limited stock appreciation right. Any option with such a limited stock appreciation right in effect for at least six months will automatically be cancelled upon the occurrence of a hostile takeover (as described below), and the optionee will in return be entitled to a cash distribution from us in an amount equal to the excess of (i) the takeover price of the shares of common stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares.

         For purposes of these option cancellation provisions, the following definitions are in effect under the Stock Option Plan:

         - A hostile takeover shall be deemed to occur upon the acquisition by any person or related group of persons (other than by us or by a person that directly or indirectly controls, is controlled by, or is under common control with, us) of ownership of more than 50% of our outstanding common stock (excluding the common stock holdings of our officers and directors who participate in our Stock Option Plan) pursuant to a tender or exchange offer which our Board does not recommend our stockholders accept.

         - The takeover price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the hostile takeover. However, if the cancelled option is an ISO, the takeover price shall not exceed the clause (a) price per share.

         AMENDMENT AND TERMINATION OF OUR STOCK OPTION PLAN. Our Board may amend, suspend or discontinue our Stock Option Plan at any time. Stockholder approval of amendments to our Stock Option Plan will be required when the amendments are made conditional on such approval by our Board or when such approval is required by law or regulation. Generally, the provisions of our Stock Option Plan concerning automatic grants may only be amended once every six months. Our Stock Option Plan will terminate December 8, 2002 unless sooner terminated by our Board.

FEDERAL INCOME TAX CONSEQUENCES

         Options granted under our Stock Option Plan may be either ISOs which satisfy the requirements of Section 422 of the Internal Revenue Code, or NQOs which are not intended to satisfy these requirements. The federal income tax treatment for the two types of options differ as follows:

         INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

         If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of an NQO. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         Special provisions of the Internal Revenue Code apply to the acquisition of shares under an NQO if the purchased shares are subject to repurchase by us or other substantial risk of forfeiture. These special provisions are summarized as follows:

         - If the shares acquired upon exercise of the NQO are subject to repurchase by us at the original exercise price paid per share in the event the optionee's service terminates prior to vesting in the shares, then the optionee will not recognize any taxable income at the time of exercise. The optionee will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the difference between the fair market value of the shares on the date the repurchase right lapses and the option exercise price paid for those shares.

         - The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the difference between the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to our repurchase right) and the option exercise price paid for the shares. If the
              Section 83(b) election is made, the optionee will not recognize any additional income as and when our repurchase right lapses.

         - We will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the NQO. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

         STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. We will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

         DEDUCTIBILITY OF EXECUTIVE COMPENSATION. We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of ISO shares or exercises of NQOs granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

         PARACHUTE PAYMENT. If the exercisability of an option is accelerated as a result of a change of control of Dura, all or a portion of the value of the option at that time may be a "parachute" payment for purposes of the Internal Revenue Code's "excess parachute" provisions. Those provisions generally provide that if "parachute" payments exceed three times an employee's average compensation for the five tax years preceding the change of control, we lose our deduction and the recipient is subject to a 20% excise tax for the amount of the "parachute" payments in excess of such average compensation.

ACCOUNTING TREATMENT

         Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to our earnings. The expense would be equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. We will accrue this expense over the period that the option shares or issued shares are to vest. Option grants or stock issuances with exercise or issue prices not less than the fair market value of the shares on the grant or issue date will not result in any direct charge to our earnings. However, the fair market value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in pro-forma statements to our financial statements, the impact those options would have upon our reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

         On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, as modified on August 11, 1999, option grants made to independent consultants (but not non-employee Board members) after December 15, 1999 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the option shares. Accordingly, such charge will include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1999 will also trigger a direct charge to our reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the date the option is exercised for those shares.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to be charged against our earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of our common stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

OUTSTANDING OPTION GRANTS UNDER OUR STOCK OPTION PLAN

         As of March 15, 2000, options covering 5,386,180 shares of our common stock were outstanding, 1,291,803 shares remained available for future option grants and 3,429,377 shares have been issued pursuant to the exercise of outstanding options under our Stock Option Plan.

         The following table shows, as to our Chairman and Chief Executive Officer and each of our other four most highly compensated executive officers, each nominee for election as a director, and as to the various indicated groups, information with respect to stock options granted during the last fiscal year.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                       Total Number         Weighted
                                                                        Of Options          Average
                                 Name Or Group                           Granted         Exercise Price
                                 -------------                           -------         --------------
              Cam L. Garner                                               220,000             $13.01
              Chairman and Chief Executive Officer

              Robert S. Whitehead                                         165,000             $12.83
              President and Chief Operating Officer

              David S. Kabakoff                                           105,000             $13.15
              President, Dura Technologies

              Mitchell R. Woodbury                                         90,000             $13.17
              Senior Vice President and General Counsel

              Michael T. Borer                                             70,000             $12.76
              Senior Vice President and Chief Financial Officer

              All nominees for director (1) (2)                            55,856             $11.88

              All current non-employee directors who are not              115,856             $11.53
              executive officers as a group (7 persons) (2)

              All current executive officers as a group                   710,000             $12.97
               (6 persons)

              All employees who are not                                 1,062,500             $12.73
              executive officers as a group

------------------------
(1) Includes options to purchase 15,000 shares of common stock at $11.13 per share granted to each Dr. Blair and Messrs. Cook and Hale.

(2) Includes an option to purchase 10,856 shares of common stock at $13.94 per share granted to Life Science Advisors, of which Mr. Cook is a principal, pursuant to a consulting arrangement between Dura and Life Science Advisors. See "Director Compensation."

         In accordance with provisions of our Stock Option Plan, we effected cancellation/regrant programs in 1997 and 1998. Our Board amended the Stock Option Plan in April 2000 to require stockholder approval prior to implementation of any future cancellation/regrant program.

NEW BENEFITS UNDER OUR STOCK OPTION PLAN

         Effective as of the date of our annual meeting, the amendment will increase the number of shares authorized for issuance under our Stock Option Plan by 750,000 shares to a total of 10,857,360 shares. No option for any of the 750,000 shares will have been granted prior to the date of the annual meeting.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT TO OUR STOCK OPTION PLAN

         The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the annual meeting is necessary to approve the amendment to our Stock Option Plan. Our Stock Option Plan, as amended, will become effective immediately upon approval by our stockholders at the annual meeting.

                  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                             A VOTE FOR APPROVAL OF
                     THE AMENDMENT TO OUR STOCK OPTION PLAN

                                   PROPOSAL 4

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2000. In the event that our stockholders fail to ratify the appointment, our Board of Directors will reconsider their selection. Even if the selection is ratified, our Board has discretion to direct the appointment of a different independent accounting firm at any time during the year if they feel that such a change would be in the best interests of Dura and our stockholders.

         A representative of Deloitte & Touche LLP is expected to be present at the annual meeting to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

         The affirmative vote of the holders of a majority of shares of common stock represented and voting at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP.

                  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           A VOTE FOR RATIFICATION OF
              DELOITTE & TOUCHE LLP AS OUR INDEPENDENT ACCOUNTANTS


                             PRINCIPAL STOCKHOLDERS

         The following are the only stockholders we know of to beneficially own more than 5% of our outstanding shares of common stock as of March 15, 2000. Except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of ownership is calculated under SEC Rule 13d-3(d)(1).

                                                     Number         Percentage
  Name and Address                                  of Shares        of Shares
  of Beneficial Owner                                 Owned         Outstanding
  -------------------                                 -----         -----------
  King Investment Advisors (1)                      2,736,953          6.2%
  1980 Post Oak Blvd., Suite 2400
  Houston, TX  77056

  Safeco Corporation (2)                            2,668,300          6.0%
  Safeco Plaza
  Seattle, WA  98185

  Loomis, Sayles & Company, L.P. (3)                2,480,663          5.6%
  One Financial Center
  Boston, MA  02111

-----------------------
(1) Pursuant to Schedule 13G dated February 1, 2000 filed by King Investment Advisors, an investment advisor, which reported sole voting power over 2,500,744 shares and sole dispositive power over 2,736,953 shares.
(2) Pursuant to Amendment No. 3 to Schedule 13G filed January 28, 2000 by Safeco Common Stock Trust, Safeco Asset Management Company and Safeco Corporation. Safeco Asset Management is a subsidiary and Safeco Corporation is a parent holding company. Safeco Asset Management is an investment advisor and reported shares owned beneficially by registered investment companies for which it serves as investment advisor. Safeco Common Stock Trust reported shared voting power as to 2,306,300 shares, and Safeco Asset Management and Safeco Corporation reported shared voting power as to 2,668,300 shares.
(3) Pursuant to Schedule 13G filed February 1, 2000 by Loomis, Sayles, an investment advisor, which reported sole voting power as to 2,110,048 shares, shared voting power as to 259,708 shares, and shared dispositive power as to 2,480,663 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth the beneficial ownership of shares of our common stock as of March 15, 2000 by each director and nominee, by our Chief Executive Officer and the next four highest-paid executive officers, or Named Executive Officers, and by our directors and executive officers as a group. Except as noted, options shown in the table were granted pursuant to our Stock Option Plan and represent the shares issuable upon exercise of outstanding options, now exercisable or exercisable within 60 days of March 15, 2000. The address for each beneficial owner listed below is 7475 Lusk Blvd., San Diego, California 92121. Except as indicated in the footnote to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

                                                                 Number
                                            Number             of Shares           Percentage
                                           of Shares           Underlying           of Shares
 Name                                       Owned           Options/Warrants       Outstanding
 ----                                      ---------        ----------------       -----------
 James C. Blair                             14,900               264,000(1)             *

 Herbert J. Conrad                             0                  42,000                *

 Joseph C. Cook, Jr.                        26,999                64,856(2)             *

 David F. Hale                               5,000                34,000                *

 F. Richard Nichol                             500                   0                  *

 Gordon V. Ramseier                            0                  66,000                *

 Charles G. Smith                            1,000                62,000                *

 Cam L. Garner                              31,172               241,131(3)             *

 Robert S. Whitehead                           438               101,120(4)             *

 David S. Kabakoff                           4,031               111,544(3)             *

 Mitchell R. Woodbury                        2,470                82,228                *

 Michael T. Borer                            3,888                73,205(3)             *

 Directors and executive officers           91,236             1,139,621             2.7%
 as a group (13 persons)

-----------------------------------
*Less than 1%
(1) Includes 240,000 shares of common stock which may be acquired upon the exercise of warrants held by Domain Partners III, LP and DP III Associates, LP. Dr. Blair is one of several general partners of (i) the sole general partner of Domain Partners III, LP and (ii) the sole general partner of DP III Associates, LP. Dr. Blair disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein, and/or that are not actually distributed to him.
(2) Includes 10,856 shares of common stock which may be acquired upon the exercise of an option held by Life Science Advisors. As a principal of Life Science Advisors, Mr. Cook may be deemed to be the indirect beneficial owner of shares held by Life Science Advisors. Mr. Cook disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein, and/or that are not actually distributed to him.
(3) Includes shares of common stock which may be acquired upon the exercise of warrants held by the respective individuals as follows: Mr. Garner, 4,563; Dr. Kabakoff, 2,665; and Mr. Borer, 2,250.
(4) Includes 72,658 shares exercisable under an option granted to Mr. Whitehead outside of the Stock Option Plan.

                               EXECUTIVE OFFICERS

         Our executive officers are:

         Name                               Age               Position Held
         ----                               ---               -------------
         Cam L. Garner                      51                Chairman, Chief Executive Officer and a director

         Robert S. Whitehead                50                President and Chief Operating Officer

         David S. Kabakoff                  52                President, Dura Technologies

         Michael T. Borer                   41                Senior Vice President and Chief Financial Officer

         Lloyd E. Flanders                  59                Senior Vice President, Program Management
                                                              and Research and Development Planning

         Mitchell R. Woodbury               58                Senior Vice President and General Counsel

         MR. GARNER is a director. See "Election of Directors" for a discussion of his business experience.

         ROBERT S. WHITEHEAD joined Dura in 1998 as President and was named Chief Operating Officer in 1999. Prior to joining us, Mr. Whitehead served as Chairman and Chief Executive Officer of Trega Biosciences. He joined Trega in 1993 as President and Chief Executive Officer and was named Chairman in 1998. From 1992 to 1993, Mr. Whitehead was Senior Vice President, Commercial Operations, of Solvay Pharmaceuticals. He was previously with Searle Pharmaceuticals from 1979 to 1992, during which period he held several positions, including President and General Manager, Searle Canada.

         DAVID S. KABAKOFF, PH.D., joined Dura in 1996 as Executive Vice President and was named President, Dura Technologies in 1998. Dr. Kabakoff has served as Chairman, Chief Executive Officer and President of Spiros Corp. II since 1997. He served as a Dura director from 1996 to 1999. He also served as Chief Executive Officer and President of Spiros Development Corporation from 1996 to 1997. From 1989 to 1996, he was employed by Corvas International, Inc., a biopharmaceutical company, and served in a number of capacities during that time period, including Chief Executive Officer, President, Chief Operating Officer and Chairman. From 1983 to 1989, Dr. Kabakoff was employed by Hybritech, most recently as Senior Vice President of Research and Development-Diagnostics. Dr. Kabakoff currently serves as a director of Spiros Corp. II.

         MICHAEL T. BORER joined Dura in 1994 as Director of Finance and became Senior Director, Finance in 1996. He served as General Manager of our Health Script division from 1996 to 1998, when he was then named Dura's Senior Vice President and Chief Financial Officer. From 1993 to 1994, he was Project Leader with San Diego Gas & Electric. From 1981 to 1993, he held various positions, the last of which was Senior Manager, with the accounting firm of Deloitte & Touche LLP.

         LLOYD E. FLANDERS, PH.D., joined Dura in 1998 as Senior Vice President, Program Management and Research and Development Planning. Prior to joining us, Dr. Flanders served as Senior Vice President, Preclinical Development and R&D Administration at Ligand Pharmaceuticals Inc. from 1992 to 1998. From 1985 until 1992, he was employed by the Parke-Davis Division of Warner-Lambert Company as Director, Research Planning and then Vice President, Drug Development. From 1971 to 1985, Dr. Flanders worked at Searle R&D in a number of capacities, including Director of Project Management.

         MITCHELL R. WOODBURY joined Dura in 1994 as Vice President, General Counsel and Secretary. He was named a Senior Vice President in 1997 and held the title of Secretary until 1999. Prior to joining us, Mr. Woodbury served as Vice President, General Counsel and Secretary at Advanced Tissue Sciences, Inc., a biomedical company from 1992 to 1994. From 1980 to 1992, Mr. Woodbury was employed by Intermark, Inc., a publicly held operating/holding company. He served as Vice President and Corporate Counsel from 1980 to 1991 and as Senior Vice President and General Counsel from 1991 to 1992, and served as Corporate Secretary from 1981 through 1992.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides summary information concerning the compensation earned by the Named Executive Officers for services rendered to us in all capacities for the fiscal years ended December 31, 1999, 1998 and 1997. Mr. Whitehead joined Dura in 1998.

                                            SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                    Annual Compensation                  Compensation Awards
                                        -------------------------------------------  ----------------------------
                                                                                        Total
                                                                                        Number       Net Number
                                                                                          of         of Options
                                                                          Other       Securities      Held After       All
Name and                                                                  Annual       Underlying   Cancellations/    Other
Principal Position              Year         Salary          Bonus     Compensation   Options/SARs     Regrants     Compensation
------------------              ----         ------          -----     ------------   ------------  --------------  ------------
Cam L. Garner                   1999        $460,000       $520,000        $ --        220,000         n/a           $  74,630
     Chairman and               1998        $408,846       $230,000        $ --        220,980       220,980         $  52,676
     Chief Executive Officer    1997        $395,000       $475,000        $ --        275,000          0            $  31,540

Robert S. Whitehead             1999        $295,000       $180,000        $ --        165,000         n/a           $   7,196
     President and              1998        $140,000       $ 50,000        $ --        442,308       192,308         $      10
     Chief Operating Officer

David S. Kabakoff               1999        $295,000       $160,000        $ --        105,000         n/a           $  15,146
     President,                 1998        $271,923       $ 70,000        $ --        223,077       223,077         $  12,026
     Dura Technologies          1997        $265,000          (1)          $ --         60,000          0            $  10,406

Mitchell R. Woodbury            1999        $200,000       $135,000        $ --         90,000         n/a           $  32,269
     Senior Vice President      1998        $175,192       $ 65,000        $ --         57,692        57,692         $  22,786
     and General Counsel        1997        $170,000       $135,000        $ --         65,000          0            $  14,006

Michael T. Borer                1999        $180,000       $125,000        $ --         70,000         n/a           $ 107,504
     Senior Vice President and  1998        $175,000       $ 45,000        $ --         68,858        58,858         $  36,057
     Chief Financial Officer    1997        $125,000       $ 80,000        $ --         40,000          0            $  28,287

----------------------------
(1) Dr. Kabakoff received a $150,000 bonus in November 1997 from Spiros Corp., a separate company. We exercised our purchase option to acquire all of the callable common stock of Spiros Corp. in December 1997.

        Bonus amounts shown in the table include amounts deferred under our 401(k) Profit Sharing Plan pursuant to Section 401(k) of the Internal Revenue Code and our Deferred Compensation Plan. Perquisites and other personal benefits paid to the Named Executive Officers are less than the minimum reporting threshold of $50,000 or 10% of the total annual salary plus bonus for the Named Executive Officer, and such amounts paid, if any, are represented in the table by "$ --".

         Except as noted, "Total Number of Securities Underlying Options/SARs" shown in the table includes all options granted under the Stock Option Plan in 1997 and 1998 without giving effect to our cancellation/regrant programs in 1997 and 1998. Each cancellation/regrant program required the surrender and cancellation of the underlying option in exchange for the regranted option. In addition, the 1998 cancellation/regrant program required a reduction in the number of new options granted by a ratio of 1.3 options forfeited for each 1 new option granted. The column entitled "Net Number of Options Held After Cancellations/Regrants" reflects the ACTUAL number of options granted to each individual or group in 1997 and 1998 after cancellation of the underlying option which is no longer outstanding and after giving effect to the reduction in new options received which was required by the 1998 program. Mr. Whitehead received an option in 1998 granted outside of the Stock Option Plan which was cancelled and regranted under the 1998 program.

         Options which were cancelled and regranted pursuant to the April 1997 program were as follows: Mr. Garner, 150,000 shares; Mr. Whitehead, n/a; Dr. Kabakoff, 20,000 shares; Mr. Woodbury, 30,000 shares; and Mr. Borer, 8,718 shares. Options which were cancelled and regranted pursuant to the November 1998 program were as follows: Mr. Garner, 287,275 cancelled, 220,980 granted; Mr. Whitehead, 250,000 cancelled, 192,308 granted; Dr. Kabakoff, 290,000 cancelled, 223,077 granted; Mr. Woodbury, 75,000 cancelled, 57,692 granted; and Mr. Borer, 57,016 cancelled, 43,858 granted.

Options originally granted in 1995, 1996 and 1997 were among those which were cancelled and regranted in the 1998 program. Other than the cancelled and regranted options, there were no additional options granted in 1998 to the Named Executive Officers, with the exception of an option for 25,000 shares granted to Mr. Borer.

         Our board amended the Stock Option Plan in April 2000 to require stockholder approval prior to implementation of any future cancellation/regrant program.

        "All Other Compensation" in the above table includes:

         - contributions we made pursuant to the 401(k) Plan which were earned by the participants for the 1999, 1998 and 1997 fiscal years, respectively, and which were used to purchase shares of our common stock as follows: Mr. Garner $6,720, $5,400 and $6,650; Mr. Whitehead $6,720, n/a and n/a; Dr. Kabakoff $6,720, $5,400 and $6,650; Mr. Woodbury $6,720, $5,400 and $6,650; and
              Mr. Borer $6,720, $5,400 and $6,650;

         - above-market interest earned by the participants on their Deferred Compensation Plan account for the 1999, 1998 and 1997 fiscal years, respectively, as follows: Mr. Garner $67,910, $47,277 and $24,890; Mr. Whitehead $477, $10 and n/a; Dr.
              Kabakoff $8,427, $6,626 and $3,756; Mr. Woodbury $25,550,
              $17,386 and $7,356; and Mr. Borer $18,928, $12,637 and $6,637;
              and

         - for Mr. Borer, in 1999 (i) $69,356 for reimbursement of moving and realtor expenses in connection with his relocation from Denver, Colorado, to San Diego, California, and (ii) $12,500 debt forgiveness in connection with his forgivable relocation loan; in 1998 (i) $3,020 for reimbursement of moving expenses and (ii) $15,000 debt forgiveness; in 1997, $15,000 debt forgiveness. See "Certain Relationships and Related Transactions" for a discussion of the forgivable relocation loans extended to Mr. Borer and the debt forgiveness provisions thereof.

STOCK OPTIONS

        The following table contains information concerning the grant of stock options under our Stock Option Plan to the Named Executive Officers. No stock appreciation rights were granted under the Stock Option Plan to the Named Executive Officers in fiscal year ended December 31, 1999.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
 -------------------------------------------------------------------------------------------         Potential Realizable
                                             Percent of                                               Value at Assumed
                              Number           Total                                                Annual Rates of Stock
                            Securities      Options/SARs                                           Price Appreciation for
                            Underlying       Granted to       Exercise or                                Option Term
                           Options/SARs     Employees in      Base Price       Expiration      --------------------------------
         Name                Granted        Fiscal Year        Per Share          Date               5%                 10%
 ----------------------   ---------------  ---------------   --------------   --------------   --------------------------------
 Cam L. Garner                70,000           3.98%            $14.63            1-4-09          $  643,829        $1,631,593
                             150,000           8.54%            $12.25           12-9-09          $1,155,593        $2,928,501

 Robert W. Whitehead          40,000           2.28%            $14.63            1-4-09          $  367,902        $  932,338
                              40,000           2.28%            $12.25           11-2-09          $  308,158        $  780,933
                              85,000           4.84%            $12.25           12-9-09          $  654,836        $1,659,483

 David S. Kabakoff            40,000           2.28%            $14.63            1-4-09          $  367,902        $  932,338
                              65,000           3.70%            $12.25           12-9-09          $  500,756        $1,269,017

 Mitchell R. Woodbury         35,000           1.99%            $14.63            1-4-09          $  321,914        $  815,796
                              55,000           3.13%            $12.25           12-9-09          $  423,717        $1,073,783

 Michael T. Borer             15,000            .85%            $14.63            1-4-09          $  137,963        $  349,626
                              55,000           3.13%            $12.25           12-9-09          $  423,717        $1,073,783

         Each option becomes exercisable ratably over a four-year period and has a term of ten years from the date of grant. Options which expire 1-4-09 were granted 1-4-99, options which expire 11-2-09 were granted 11-2-99, and options which expire 12-9-09 were granted 12-9-99. The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the date the option was granted. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by our Board. The Stock Option Plan provides for acceleration of outstanding options in the event of certain corporate transactions, including a merger, sale, or change of control. The plan administrator has the authority to reprice outstanding options, subject to stockholder approval, through the cancellation of those options and the grant of replacement options with an exercise price equal to the fair market value of the option shares on the regrant date. The plan administrator has sole discretion to grant limited stock appreciation rights in tandem with certain options under the plan, and automatic grants to directors include a limited stock appreciate right. The stock appreciation right allows the holder to surrender the option to us in the event of a hostile takeover. The amount payable per share under the exercised stock appreciation right would be equal to the excess of (i) the greater of (a) the fair market value per share on the date of cancellation or (b) the tender offer price paid per share of our common stock, over (ii) the option exercise price per share.

         There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

        The following table provides information, with respect to the Named Executive Officers, concerning unexercised options held as of the end of the fiscal year. No options were exercised by the Named Executive Officers during the last fiscal year. Value is calculated as market price of our common stock at fiscal year end less exercise price. The market price of our common stock at December 31, 1999 was $13.94.


                            AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION/SAR VALUES


                                             Number of Securities                 Value of Unexercised
                                            Underlying Unexercised                    in-the-Money
                                               Options/SARs at                       Options/SARs at
                                              December 31, 1999                     December 31, 1999
                                      ------------------------------------- ----------------------------------
                       Name               Exercisable       Unexercisable      Exercisable     Unexercisable
                       ----               -----------       -------------      -----------     -------------
             Cam L. Garner                   164,649           358,353           $641,250        $822,124

             Robert S. Whitehead             67,667            289,641           $203,995        $704,540

             David S. Kabakoff               74,533            253,544           $232,619        $686,281

             Mitchell R. Woodbury            68,262            121,750           $233,811        $240,963

             Michael T. Borer                58,093            106,765           $237,956        $205,101

DIRECTOR COMPENSATION

         In May 1999, our Board of Directors adopted compensation program for our non-employee directors. They receive an annual cash retainer of $12,000, payable in quarterly installments, and $500 for attendance at each Board or Committee meeting, subject to a maximum of $1,000 for Committee meeting fees per year. In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending Board or Committee meetings. Directors fees qualify for deferral under our Board of Directors Deferred Compensation Plan which was effective January 1, 2000. Annual retainer and meeting fees can be deferred as cash, earning interest at the rate of prime plus one point, compounded quarterly, or as deferred stock units. To calculate the number of deferred stock units to which a director is entitled, the cash value of the deferred Board compensation is divided by the closing market stock price on the date payment is due, and the resulting units are converted into the same number of shares of our common stock on the designated distribution date. Deferral elections remain in effect for one calendar year.

         In addition, each non-employee director is entitled to receive options under the automatic grant provision of the Stock Option Plan in connection with his or her service on the Board of Directors. Each newly-appointed or elected non-employee directors receives a non-qualified option for 15,000 shares of common stock on the date of his or her appointment or election. On the date of each annual meeting, each person who is a continuing non-employee director or is re-elected at an annual meeting, and has served as a non-employee director for the immediately preceding 180 days, receives a non-qualified stock option for 6,000 shares of common stock. The exercise price for each option is the fair market value of the common stock on the date of grant. Each option is fully exercisable one year after the grant date and has a term of 10 years. Automatic grant options are granted in tandem with limited stock appreciation rights which become effective in the event of a hostile takeover, as described in the Stock Option Plan.

        We entered into a Consulting Agreement with Mr. Conrad in April 1995 pursuant to which Mr. Conrad provided certain consulting services to us related to marketing and licensing strategies. Mr. Conrad received compensation of $12,000 during 1999, plus reimbursement of out-of-pocket expenses. The agreement has now expired.

        In May 1995, we engaged Life Science Advisors, LLC, of which Mr. Cook is a principal, to provide certain strategic consulting services on a periodic and limited basis. During 1999, we paid Life Science Advisors consulting fees of $4,275, plus reimbursement of out-of-pocket expenses. In addition, we granted Life Science Advisors an option to purchase 10,856 shares of common stock at $13.94 per share. The option is fully vested and has a term of one year expiring September 30, 2000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

        EMPLOYMENT AGREEMENTS. In May 1990, we entered into an employment agreement with Mr. Garner pursuant to which he was employed as our President and Chief Executive Officer. He currently serves as Chairman and CEO. The current employment term ends May 31, 2000 and will automatically renew for successive one-year periods, unless either Mr. Garner or we elect otherwise. The agreement allows for termination of employment upon Mr. Garner's death or disability and for cause or without cause upon 60 days' written notice. During the employment term, Mr. Garner will receive an annual base salary (currently $485,000) subject to increase by our Board of Directors annually, with a minimum increase of at least 5%. In the event we terminate his employment without cause, we are obligated to pay Mr. Garner six months' base salary. Mr. Garner is entitled to nine months' base salary if there has been a change of control and he is terminated without cause, or following any of these events unless Mr. Garner otherwise agrees in writing:

        - a change in his position that materially reduces Mr. Garner's level of responsibility,

        - a 10% or more reduction of Mr. Garner's compensation, or

        - a change in Mr. Garner's place of employment to more than 20 miles from our current facility in San Diego, California.

         We entered into employment agreements with Dr. Kabakoff in May 1996 and Mr. Whitehead in July 1998 upon substantially the same terms and conditions as described above for Mr. Garner. Dr. Kabakoff's current employment term expires April 30, 2000 and Mr. Whitehead's expires July 1, 2000. Each agreement automatically renews for successive one-year terms. Dr. Kabakoff's current annual base salary is $310,000 and Mr. Whitehead's is $325,000. Salaries are subject to annual review and increase at the sole discretion of our Board.

        EXECUTIVE CHANGE OF CONTROL SEVERANCE AGREEMENTS. In January 2000, we entered into Executive Change of Control Severance Agreements with each of our Named Executive Officers whereby certain compensation and other benefits would be paid to them in the event of a change of control and thereafter the officer's employment is terminated because of a qualifying termination. Our Board has determined that it is in our best interests to encourage the retention and continued service of our management team, and the agreements are intended to do so. A qualifying termination occurs if the officer's employment is terminated either by us for any reason other than for cause, or by the officer for good reason, in each case within two years following the occurrence of a change of control or successive change of control that occurs during the period of coverage. A change of control will have occurred if there is a change in the majority of the composition of our Board, 30% or more of our outstanding voting power is acquired or beneficially owned by any person or group, there is a reorganization, merger, consolidation or other corporate transaction or sale or other disposition of all or substantially all of our assets, or our stockholders approve Dura's complete liquidation or dissolution. The period of coverage is 10 years from the date of the agreement, unless extended by our Board or unless we have entered into a definitive agreement to consummate a transaction that would constitute a change of control, in which case the period of coverage would continue until the transaction is consummated or abandoned.

         In the event of a qualified termination or termination for good reason, the agreements provide that the officers will receive benefits as set forth in the agreement and summarized as follows. Our CEO will receive a lump-sum payment of two times base salary plus average bonus, and our Presidents and Senior Vice Presidents will receive one and one-half times base salary plus average bonus. Welfare benefits, including life, disability, accident and health insurance will be continued for 24 months for our CEO and 18 months for our Presidents and Senior Vice Presidents. Each officer will receive accelerated vested of all unvested stock options, and contractual restrictions and repurchase rights will lapse on any shares of restricted stock held by the officer. If any compensation payable to the officer under the agreement would subject the officer to an excise tax under Section 4999 of the Internal Revenue Code, the officer is entitled to receive a lump sum cash payment, subject to mandatory tax withholding, which, when added to the compensation payable under the agreement, provides the officer with the same after-tax compensation that he or she would have received if the compensation had not constituted a parachute payment. Officers will receive one year of outplacement counseling provided by us.

       ACCELERATION OF STOCK OPTIONS. Options granted pursuant to our Stock Option Plan to our Named Executive Officers may, under certain circumstances, be accelerated and become immediately exercisable in the event of certain corporate transactions, changes of control and changes in the composition of our Board. In addition, in the event of certain changes of control, certain options granted to Named Executive Officers may be, to the extent exercisable and outstanding for at least six months, automatically cancelled in return for a payment to the optionee equal to the difference between the market price of the optioned shares (or the highest tender price, if applicable), less the exercise price.

         We granted Mr. Whitehead a non-qualified stock option to purchase 250,000 shares of our common stock at an exercise price of $21.94 per share, which was granted outside of the Stock Option Plan, in connection with his commencement of employment in July 1998. The option was subsequently cancelled in connection with our 1998 cancellation/regrant program and currently represents the right to purchase 192,308 shares of common stock at an exercise price of $10.31 per share. The option becomes exercisable ratably over a four-year period from the November 9, 1998 grant date and has a term of ten years expiring on November 9, 2008. The stock option agreement provides for acceleration of the option in the event of certain corporate transactions, including a merger, sale, or change of control.

       FORGIVENESS OF RELOCATION LOAN. See "Certain Relationships and Related Transactions" for a discussion of the $150,000 forgivable relocation loan extended to Mr. Borer in April 1999 which may be cancelled if his employment is terminated without cause or a change of control occurs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 1999, Dr. Blair and Messrs. Conrad and Hale served as the members of our Compensation Committee. We have no insider relationships reportable under this item.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         GENERAL COMPENSATION POLICY. Our fundamental policy is to offer our executive officers competitive compensation opportunities based upon their contribution to our financial success and their personal performance. It is our objective to have a substantial portion of each officer's compensation contingent upon our performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements:

         - base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,

         - annual variable performance awards payable in cash and tied to the achievement of financial and individual performance goals established by management and approved by our Board of Directors, and

         - long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our stockholders.

As an officer's level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon our performance and stock price appreciation rather than base salary.

         FACTORS. Several of the more important factors which we considered in establishing the components of each executive officer's compensation package for 1999 are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. All compensation decisions will be designed to further the general compensation policy indicated above.

         - BASE SALARY. The base salary for each officer is set on the basis of personal performance and the salary levels in effect for comparable positions at similarly situated biopharmaceutical and biomedical companies headquartered in the same geographical region as us. This group of companies is believed to be more relevant for establishing compensation, and is therefore not the same as the "peer group" of companies referred to in the performance graph included in this proxy statement which displays comparative total stockholder returns. As a general rule, we focus on the mid-range of compensation for comparable positions at such similarly situated companies in establishing base salary amounts for our executive officers. See "Executive Compensation and Other Information" and "Certain Relationships and Related Transactions" regarding the employment agreements we have with both Dr. Kabakoff and Mr. Whitehead.

         - ANNUAL INCENTIVE COMPENSATION. Annual bonuses may be earned by each executive officer on the basis of our achievement of corporate targets and each officers' achievement of individual performance targets, both of which we establish at the beginning of the fiscal year. We do not assign a defined weight to each component of the incentive compensation opportunity. For 1999, the corporate performance targets were primarily focused on growth in earnings per share, with the belief that an increase in our earnings per share is a prime factor in positively affecting the market price of our stock. Accordingly, this element of executive compensation is earned on the basis of our success in achieving the earnings per share growth targets. There is no fixed percentage of base salary utilized in calculating or setting annual incentive compensation targets.

         - LONG-TERM INCENTIVE COMPENSATION. From time to time, we grant stock options to certain of our executive officers pursuant to the Stock Option Plan. The grants are designed to consistently align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage Dura from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based on the officer's level of responsibilities, relative position in, and length of service with us. Each grant allows the officer to acquire shares of common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Accordingly, the option will provide a return to the executive officer only if the market price of our common stock appreciates over the option term.

         - POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE. The Committee believes that Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will likely not have an effect on us in the near future. The Committee believes that stock options granted at fair market value under our Stock Option Plan meet the exception for qualified performance-based compensation in accordance with the Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to the options will not count towards the $1 million deduction limit. The Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers. However, because the net cost of compensation is weighed against many other factors in determining executive compensation, the Committee may determine that it is appropriate to authorize compensation that is not deductible, whether by reason of
              Section 162(m) or otherwise.

         CEO COMPENSATION. In setting the compensation payable to our Chief Executive Officer, Mr. Garner, we have sought to be competitive with other similarly situated companies in the industry as referred to above, while at the same time tying a significant percentage of his compensation to our performance.

         Mr. Garner's 1999 base salary was established based on our evaluation of his personal performance and our objective to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. We also considered our financial performance during the year, and while this factor was taken into account in determining Mr. Garner's base salary for 1999, it may not be applied to the same extent in future years in setting base salary. See "Executive Compensation and Other Information" regarding the employment agreement we have with Mr. Garner.

         The remaining components of Mr. Garner's 1999 compensation were entirely dependent on our financial performance and provided no dollar guarantees. Mr. Garner's 1999 cash bonus was based on our attainment of the earnings growth targets which we established as a part of his individual bonus plan for the year. The option grants made to him during 1999 were based on his performance during the year and were intended to place a significant portion of his total compensation at risk, since the options will have no value unless there is appreciation in the value of our common stock over the option term. The amount of his option grants were determined in light of our financial performance in 1999, including growth of 51% in revenues, profit for each of the quarters during the year, culminating in growth in earnings per share which represented a 34% increase over 1998 (excluding the after-tax impact of one-time charges in both years). As indicated, it is our objective to have an increasing percentage of Mr. Garner's total compensation each year tied to the attainment of performance targets and stock price appreciation on his option shares. In establishing bonus amounts, if any, paid to Mr. Garner in future years, we may consider a variety of performance factors which will include, but not be limited to, financial performance.

         We conclude our report with the acknowledgment that no member of the Compensation Committee is one of our current or former officers or employees.

                                             COMPENSATION COMMITTEE
                                                     JAMES C. BLAIR
                                                  HERBERT J. CONRAD
                                                      DAVID F. HALE

PERFORMANCE GRAPH

        The following graph compares our total stockholder returns over the last five years to the Standard & Poor's 500 Index and to a peer group comprised of the pharmaceutical companies in the S&P 500. The graph is constructed on the assumption that $100 was invested on December 31, 1994 in each (a) our common stock, (b) the S&P 500, and (c) the pharmaceutical companies in the S&P 500, and that all dividends were reinvested, although dividends have not been declared on our common stock. The pharmaceutical companies in the S&P 500 consist of the following: Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corp. and Upjohn Co. The stockholder return shown on the graph below is not necessarily indicative of future performance, and we will not make or endorse any predictions as to future stockholder returns.



                                [GRAPH]



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        See "Executive Compensation and Other Information" for a discussion of the employment agreements we have with Messrs. Garner and Whitehead and Dr. Kabakoff and for a discussion of the Executive Change of Control Severance Agreements we entered into with each of the Named Executive Officers.

        Our officers and directors are indemnified under Delaware General Corporation Law and our certificate of incorporation and bylaws to the fullest extent permitted under Delaware law. We have also entered into indemnification agreements with each of our officers and directors.

CERTAIN BUSINESS RELATIONSHIPS

        Dr. Kabakoff currently serves as a director, Chairman, President and Chief Executive Officer, and Mr. Garner also serves as a director, of Spiros Corp. II, a separate company which has engaged Dura through various agreements to further develop products to which Spiros Corp. II has rights, for delivery through Spiros-Registered Trademark-, our proprietary dry powder pulmonary drug delivery system. During 1999, we recorded contract revenues from Spiros Corp. II of $55,496,263.

        We have a purchase option that entitles us to purchase all, but not less than all, of the callable common stock of Spiros Corp. II. The purchase option is exercisable at any time before December 31, 2002, which exercise period may be shortened or lengthened in certain circumstances. If the purchase option is exercised, the per share exercise price is $25.26 through March 31, 2000, and increases on a quarterly basis to $45.95 per share through December 31, 2002. The purchase option exercise price may be paid in cash or shares of our common stock, or any combination of the two, at our sole discretion. We have no obligation to exercise the purchase option. We own all of the issued and outstanding special common stock of Spiros Corp. II, which confers certain voting and other rights, including the right to elect two directors of

Spiros Corp. II. In addition, we hold an option to acquire Spiros Corp. II's exclusive rights for the use of the Spiros-Registered Trademark- system with albuterol and with a second product other than albuterol. The purchase price for these options is payable in cash.

        On March 20, 2000, we entered into a definitive merger agreement with Spiros Corp. II to acquire all of the outstanding callable common stock of Spiros Corp. II for a combination of cash and warrants to purchase our common stock. The transaction is subject to a number of conditions, including regulatory approval and approval of the merger by the stockholders of Spiros Corp. II. The transaction is expected to close in mid-2000.

INDEBTEDNESS OF MANAGEMENT

         In connection with Mr. Borer's relocation from Denver, Colorado, to San Diego, California, to assume his position as Dura's Senior Vice President and Chief Financial Officer, we extended Mr. Borer a forgivable relocation loan in the principal amount of $150,000 in April 1999. The indebtedness is secured by a trust deed on Mr. Borer's residence. Twenty percent ($30,000) of the original principal amount will be forgiven by us each April commencing in 2000, provided that Mr. Borer's employment continues on a regular full-time basis. The promissory note bears no interest and is intended to qualify as an employee relocation loan as defined in Treasury Regulations. The entire principal balance of the loan is due upon the earlier of the following events: (a) voluntarily termination of his employment, (b) five years after the loan was extended, or (c) sale of his residence. The note provides that if Mr. Borer's employment is terminated without cause or a change of control occurs, any balance outstanding on the loan will be forgiven in full. A change of control is deemed to have occurred if ownership of more than 50% of our voting power is transferred or upon the sale, transfer or other disposition of all or substantially all of our assets.

         Mr. Borer relocated in 1996 at our request from San Diego, California, to Denver, Colorado, to fulfill his appointment as General Manager of our Health Script division. We extended Mr. Borer a forgivable relocation loan in July 1996 in the principal amount of $75,000 on similar terms and conditions as the 1999 loan. Twenty percent of this loan ($15,000) was forgiven in July 1997 and 1998, and a prorated amount ($12,500) was forgiven in 1999. Mr. Borer repaid the $32,500 balance of the note to us in May 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that during 1999 our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our executive officers, directors and 10% stockholders.

                                    FORM 10-K

        WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, DURA PHARMACEUTICALS, INC., 7475 LUSK BLVD., SAN DIEGO, CALIFORNIA 92121.

                              STOCKHOLDER PROPOSALS

        Stockholders may submit proposals to be included in our proxy statement for next year's annual meeting of stockholders if they comply with rules and regulations promulgated by the SEC and our bylaws. Stockholder proposals must be submitted in writing to our secretary and received by us by December 20, 2000 to be considered for inclusion in next year's proxy statement. In addition, the proxy solicited by our Board of Directors for next year's annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive proper notice of such proposal not later than March 5, 2001.

                                  OTHER MATTERS

        Our Board of Directors is not aware of any matter to be presented for action at the annual meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in the interests of Dura in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.


                                     By Order of our Board of Directors


                                     /s/ JOHN R. COOK

Dated:  April 19, 2000               JOHN R. COOK
                                     VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL
                                     AND SECRETARY

                           DURA PHARMACEUTICALS, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN



     I.           PURPOSE OF THE PLAN

                  This 2000 Employee Stock Purchase Plan is intended to promote the interests of Dura Pharmaceuticals, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

                  Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     II.          ADMINISTRATION OF THE PLAN

                  The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

     III.         STOCK SUBJECT TO PLAN

                  A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 500,000 shares.

                  B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant and in the aggregate on any one Purchase Date and
(iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

     IV.          OFFERING PERIODS

                  A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping or successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

                  B. Each offering period shall be of such duration (not to exceed twelve (12) months) as determined by the Plan Administrator prior to the start date of such offering period. Initially, twelve (12) month offering periods shall commence at semi-annual intervals on the first business day of February and August each year over the term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the Plan remains in existence. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in July 2001.

                  C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Date and terminate on the last business day in January 2001.

     V.           ELIGIBILITY

                  A. Each individual who is an Eligible Employee on the start date of an offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time.

                  B. Except as provided in Section IV.D. above, an Eligible Employee must, in order to participate in a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period.

     VI.          PAYROLL DEDUCTIONS

                  A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                           (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

                           (ii)     The Participant may, prior to the
         commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

                  B. Payroll deductions shall begin on the first pay day following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

                  C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

                  D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

     VII.         PURCHASE RIGHTS

                  A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                  Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

                  B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

                  C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which such individual is participating or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

                  D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 1,500 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

                  E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable on the Purchase Date shall be promptly refunded.

                  F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                           (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period in which he or she is participating, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                           (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

                           (iii) Should a Participant in one offering period enroll in another offering period, then the purchase right for the previous offering period shall terminate.

                           (iv) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

                  G. CORPORATE TRANSACTION. In the event of any Corporate Transaction, each outstanding purchase right shall be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the LOWER of
(i) the Fair Market Value per share of Common Stock on the start date of the offering period in which such individual is participating at the time such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. The applicable limitations on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. However, the outstanding purchase right shall not be exercised if the Plan is expressly assumed or continued by the surviving entity in such Corporate Transaction.

                  The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

                  H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

                  I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

                  J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

     VIII.        ACCRUAL LIMITATIONS

                  A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

                  B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                           (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                           (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

                  C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

                  D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

     IX.          EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan was adopted by the Board on February 23, 2000 and shall become effective at the Effective Date, PROVIDED no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or The Nasdaq Stock Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

                  B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) the last business day in July 2010, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

     X.           AMENDMENT/TERMINATION OF THE PLAN

                  A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Date be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

                  B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify eligibility requirements for participation in the Plan.

     XI.          GENERAL PROVISIONS

                  A. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                  B. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

                  C. The provisions of the Plan shall be governed by the laws of the State of California without regard to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE

                           Dura Pharmaceuticals, Inc.

                                    APPENDIX


                  The following definitions shall be in effect under the Plan:

                  A. BOARD shall mean the Corporation's Board of Directors.

                  B. CASH EARNINGS shall mean the (i) base salary payable to a Participant by one or more Participating Corporations during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall NOT include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established.

                  C. CODE shall mean the Internal Revenue Code of 1986, as amended.

                  D. COMMON STOCK shall mean the Corporation's common stock.

                  E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code
Section 424), whether now existing or subsequently established.

                  F. CORPORATE TRANSACTION shall mean any of the following stockholder-approved transactions to which the Corporation is a party:

                           (i)      a merger or consolidation in which
         securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                           (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                           (iii) the acquisition, directly or indirectly by an person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

                  G. CORPORATION shall mean Dura Pharmaceuticals, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Dura Pharmaceuticals, Inc. which shall by appropriate action adopt the Plan.

                  H. EFFECTIVE DATE shall mean August 1, 2000. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

                  I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a), and who has been employed by a Participating Corporation for one (1) month.

                  J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                           (i) If the Common Stock is at the time traded on The Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on The Nasdaq Stock Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  K.       1933 ACT shall mean the Securities Act of
1933, as amended.

                  L. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

                  M. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

                  N. PLAN shall mean the Corporation's 2000 Employee Stock Purchase Plan, as set forth in this document.

                  O.       PLAN ADMINISTRATOR shall mean the committee of two
(2) or more Board members appointed by the Board to administer the Plan.

                  P. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be January 31, 2001.

                  Q.       PURCHASE INTERVAL shall mean each successive six
(6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

                  R. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

                           DURA PHARMACEUTICALS, INC.
                             1992 STOCK OPTION PLAN
                      AS AMENDED AND RESTATED MARCH 3, 1999
                        AND FURTHER AMENDED APRIL 5, 2000

                                  ARTICLE ONE


                               GENERAL PROVISIONS

I.       PURPOSE OF THE PLAN

                  A. IMPLEMENTATION. This 1992 Stock Option Plan ("Plan") was implemented as of December 9, 1992 ("Effective Date"), to enable Dura Pharmaceuticals, Inc. ("Company") to grant options to the following eligible individuals ("Eligible Individuals") in order to attract them and to retain their services: (a) key employees (including officers and directors) of the Company or its subsidiaries or any parent corporation who are primarily responsible for the management, growth and financial success of the Company or its subsidiaries, (b) non-employee members of the Board of Directors ("Board") of the Company or any of its subsidiaries, and (c) consultants and independent contractors who perform valuable services for the Company or its subsidiaries.

                  B. SUCCESSOR PLAN. This Plan is a successor to the Company Stock Option Plan that was adopted by the Board in 1983 ("1983 Plan"). No further option grants (including, but not limited to automatic option grants) will be made under the 1983 Plan on and after the Effective Date of this Plan. All options outstanding under the 1983 Plan on the Effective Date have been incorporated into this Plan and will be treated as outstanding options under this Plan. Each outstanding option so incorporated will continue to be governed solely by the express terms and conditions of the instruments evidencing such grant. No provision of this Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's Common Stock under the terms of the incorporated options.

II.      ADMINISTRATION OF THE PLAN

                  A. COMMITTEE. The Plan will be administered by the Board of Directors or by a committee or committees appointed by the Board, and consisting of two or more members of the Board ("Plan Administrator"). The Board may delegate the responsibility for administration of the Plan with respect to designated classes of optionees to different committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "Committee," when used in this Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

                  B. SECTION 16(b) COMMITTEE. Notwithstanding any other provision of this Agreement, each grant of an option or other transaction between the Company and any

Section 16 Insider shall be valid and enforceable only if approved by the Board of Directors or by a committee composed exclusively of two or more Non-Employee Directors. For this purpose, a "Section 16 Insider" shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of
Section 16 of the Exchange Act of 1934 Act, as amended, and a Non-Employee Director shall have the meaning set forth in Rule 16b-3(b)(3).

                  C. AUTHORITY. Any Committee will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms of grants made under the Plan (which need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons.

III.     STOCK SUBJECT TO THE PLAN

                  A. NUMBER OF SHARES. Shares of the Company's Common Stock available for issuance under the Plan shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 10,857,360 shares, subject to adjustment from time to time in accordance with the provisions of this Section. To the extent one or more outstanding options under the 1983 Plan that have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option will reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

                  B. EXPIRED OPTIONS. Should an outstanding option under this Plan (including any outstanding option under the 1983 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation and regrant provisions of this Plan), the shares subject to the portion of the option not so exercised will be available for subsequent option grant under this Plan. Shares subject to any option or portion thereof cancelled in accordance with the stock appreciation (or limited stock appreciation) rights provisions of this Plan will not be available for subsequent option grant under the Plan.

                  C. ADJUSTMENTS. If any change is made to the Common Stock issuable under the Plan (including Common Stock issuable under an Automatic Option Grant) by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan, (iii) the maximum number and/or class of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights in any fiscal year or over the term of the Plan and (iv) the number and/or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the 1983 Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.

                                  ARTICLE TWO


                           STANDARD OPTION PROVISIONS

I.       TERMS AND CONDITIONS OF OPTIONS

                  A. COMMITTEE DISCRETION.

                           (1) Except as provided under the Automatic Option
Grant provisions of this Plan, the Committee will have full authority to determine which Eligible Individuals are to receive option grants under the Plan, the number of shares to be governed by each such grant, whether the option is to be an incentive stock option ("Incentive Option") that satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to satisfy such requirements ("Non-Qualified Option"), the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

                           (2) Notwithstanding any other provision of this Plan,
no individual shall be granted stock options or separately exercisable stock appreciation rights for more than 400,000 shares in the aggregate in any fiscal year or for more than 1,500,000 shares in the aggregate over the lifetime of the Plan.

                  B. TERM. No option granted under the Plan will be exercisable after the expiration of 10 years from the date the option was granted.

                  C. PRICE. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% percent of the Fair Market Value per share of Common Stock on the option grant date, provided that the Plan Administrator may fix the exercise price at less than 100% if the optionee, at the time of the option grant, shall have made a payment to the Company (including payment made by means of an agreed salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

                  D. EXERCISE AND PAYMENT. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company at any time prior to the termination of such option. The option price will be payable in full in cash or check made payable to the Company; provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or more of the following alternative forms:

                           (1) a promissory note authorized pursuant to Section
IV of this Article; or

                           (2) full payment in shares of Common Stock valued as
of the exercise date and held for the requisite period to avoid a charge to the Company's earnings; or

                           (3) full payment through a sale and remittance
procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option prices.

                  For purposes of Subparagraphs (1) and (3) immediately above, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date will be the date on which written notice and actual payment is received by the Company.

                  The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-qualified options outstanding under the 1983 Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the 1983 Stock Option Plan.

                  E. STOCKHOLDER RIGHTS. An option holder will have no stockholder rights with respect to any shares covered by an option (including an Automatic Option Grant) prior to the Exercise Date of the option, as defined in the immediately preceding Paragraph and in the Automatic Option Grant provisions of Section II of Article Three of this Plan.

                  F. SEPARATION FROM SERVICE. The Committee will determine whether options will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Company or its subsidiaries provided, however, that in no event will an option be exercisable after the specified expiration date of the option term. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

                  G. INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms:

                           (1) DOLLAR LIMITATION. The aggregate fair market
value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

                           (2) 10% STOCKHOLDER. If any employee to whom an
Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10%

Stockholder"), then the following special provisions will apply to the option granted to such individual:

                                    (i) The option price per share of the stock
subject to such Incentive Option will not be less than 110% of the Fair Market Value of the option shares on the date of grant; and

                                    (ii) The option will not have a term in
excess of 5 years from the date of grant.

                           (3) PARENT AND SUBSIDIARY. For purposes of this
Section, "parent corporation" and "subsidiary corporation" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

                           (4) EMPLOYEES. Incentive Options may only be granted
to employees of the Company or its subsidiaries.

                  H. FAIR MARKET VALUE. For all purposes under this Plan (including, but not limited to Automatic Option Grants) the fair market value per share of Common Stock on any relevant date under the Plan ("Fair Market Value") will be determined as follows:

                           (1) If the Common Stock is not at the time listed or
admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of fair market value.

                           (2) If the Common Stock is at the time listed or
admitted to trading on any national stock exchange, then the fair market value will be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                           (3) If the Common Stock is at the time neither listed
nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value will be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

                  I. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Qualified Option may be assigned in whole or in part during the

Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.      STOCK APPRECIATION RIGHTS

                  If, and only if the Committee, in its discretion, elects to implement an option surrender program under the Plan, one or more option holders may, upon such terms as the Committee may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the excess of (i) the Fair Market Value (at date of surrender) of the shares for which the surrendered option or portion thereof is at the time exercisable over
(ii) the aggregate option price payable for such shares. The distribution to which an option holder becomes entitled under this Section may be made in shares of Common Stock, valued at Fair Market Value at the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, deems appropriate.

III.     CORPORATE TRANSACTION/CHANGE OF CONTROL/HOSTILE TAKEOVER

                  A. CORPORATE TRANSACTION. In the event of any of the following transactions ("Corporate Transaction"):

                           (1) a merger or consolidation in which the Company is
not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,

                           (2) the sale, transfer or other disposition of all or
substantially all of the assets of the Company in liquidation or dissolution of the Company,

                           (3) any reverse merger in which the Company is the
surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held such securities immediately prior to such merger, or

                           (4) an acquisition by any person or related group of
persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, pursuant to a tender or exchange offer, the exercisability of each option at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding.

                  B. HOSTILE TAKEOVER. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's sole discretion, be granted, in tandem with their outstanding options, limited stock appreciation rights as described below. In addition all Automatic Option Grants under this Plan will be made in tandem with limited stock appreciation rights as described below.

                           (1) Upon the occurrence of a Hostile Takeover, each
outstanding option with such a limited stock appreciation right in effect for at least six (6) months will automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Takeover Price (defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

                           (2) For purposes of the limited stock appreciation
rights described above, the following definitions shall be in effect:

                                    (i) A Hostile Takeover shall be deemed to
occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders accept.

                                    (ii) The Takeover Price per share shall be
deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the Hostile Takeover. However, if the cancelled option is an Incentive Option, the Takeover Price shall not exceed the clause (a) price per share.

                  C. COMPANY RIGHTS. The grant of options (including Automatic Option Grants) under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      LOANS OR GUARANTEE OF LOANS

                  The Committee may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option. Automatic Option Grants will not be subject to these loan and loan guarantee provisions.

V.       CANCELLATION AND REGRANT OF OPTIONS

                  The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees and subject to stockholder approval, the cancellation of any or all outstanding options under this Article (including outstanding options under the 1983 Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 100% of the fair market value of the Common Stock on the new grant date. Automatic Option Grants will not be subject to these cancellation and regrant provisions.

VI.      REPURCHASE RIGHTS

                  The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company (or its assigns) shall have the right, exercisable upon the optionee's separation from service with the Company and its subsidiaries, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee shall also have full power and authority to provide for the automatic termination of these repurchase rights, in whole or in part, and thereby accelerate the vesting of any or all of the purchased shares.

                                 ARTICLE THREE


                         AUTOMATIC OPTION GRANT PROGRAM

I.       GRANTS

                  A. AUTOMATIC OPTION GRANTS. Non-employee members of the Board will automatically be granted Non-Qualified Options to purchase the number of shares of Common Stock set forth below (subject to adjustment under Section III(C) of Article One of this Plan) on the dates and pursuant to the terms set forth below ("Automatic Option Grants").

                  B. CONTINUING DIRECTORS. On the date of each Annual Stockholders Meeting, beginning with the Annual Meeting in calendar year 2000, each continuing non-employee member of the Board will receive an Automatic Option Grant to purchase 6,000 shares of

Common Stock; provided, however, that an individual who has not served as a non-employee member of the Board for the immediately preceding 180 days will not receive such a grant.

                  C. NEW DIRECTORS. Each individual person who is first elected or appointed as a non-employee member of the Board on or after May 20, 1999 will receive, on the effective date of such initial election or appointment, an Automatic Option Grant to purchase 15,000 shares of Common Stock.

                  D. SPECIAL OPTION GRANT. Each individual serving as a non-employee Board member on May 20, 1999 shall receive at that time a one-time Automatic Option Grant for 15,000 shares. Such grant shall be in substitution for the Automatic Option Grant which would otherwise be made to such individual at the 1999 Annual Stockholders Meeting pursuant to the provisions of Section I(B) of this Article Three.

II.      TERMS

                  The terms applicable to each Automatic Option Grant will be as follows:

                  A. PRICE. The option price per share will be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.

                  B. OPTION TERM. Each Automatic Option Grant will have a maximum term of 10 years measured from the automatic grant date.

                  C. EXERCISABILITY. Each Automatic Option Grant will become exercisable for all Automatic Option Grant shares one (1) year after the automatic grant date, provided the optionee continues to serve as a Board member throughout that one (1)-year period.

                  D. PAYMENT. Upon exercise of the option, the option price for the purchased shares will become payable immediately in one or more of the following alternative forms: cash, shares of Common Stock held for the requisite period to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as defined below), or pursuant to a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price. For these purposes, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany the notice.

                  E. EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

                           (1) Should the optionee cease to be a Board member
for any reason (other than death) while holding one or more Automatic Option Grants, then the optionee will have 6 months following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time Board membership ceases; provided however, that in no event may such an option be exercised after the expiration of its 10-year term.

                           (2) Should the optionee die while holding one or more
Automatic Option Grants, then each such option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution following optionee's death. Any such exercise must, however, occur before the earlier of (i) the expiration of the option's 10-year term, or (ii) 12 months after the date of the optionee's death.

                  F. ACCELERATION. Automatic Option Grants will be subject to acceleration and termination in the event of a Corporate Transaction as described in Article Two, Section III(A) of this Plan.

                  G. HOSTILE TAKEOVER. Automatic Option Grants will be granted in tandem with limited stock appreciation rights, as described in the Hostile Takeover provisions contained in Article Two, Section III(B) of this Plan.


                                  ARTICLE FOUR


                                  MISCELLANEOUS

I.       AMENDMENT OF THE PLAN

                  A. GENERAL RULES. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may be made conditional on first having obtained stockholder approval if required by the Board or pursuant to any applicable laws or regulations.

                  B. AUTOMATIC OPTION GRANTS. Amendment of the Automatic Option Grant provisions of this Plan is subject to the requirements outlined above. In addition, the Automatic Option Grant provisions of this Plan may not be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code or rules thereunder.

                  C. AMENDMENT OF OPTIONS. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall (1) without the consent of the option holder, adversely affect the holder's rights thereunder or (2) affect any outstanding option granted pursuant to the Automatic Option Grant provisions of this Plan except to the extent necessary to conform to any amendment to this Plan.

II.      TAX WITHHOLDING

                  A. OBLIGATION. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                  B. STOCK WITHHOLDING. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) provide any or all holders of outstanding option grants under the Plan with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income and employment withholding taxes ("Withholding Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Withholding Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

III.     EFFECTIVE DATE AND TERM OF PLAN

                  A. IMPLEMENTATION. This Plan, as successor to the Company's 1983 Stock Option Plan, became effective as of the Effective Date, and no further option grants shall be made under the 1983 Plan on or after the Effective Date of this Plan. The Plan was amended on April 5, 2000 to increase the number of shares of Common Stock available for issuance by an additional 750,000 shares (the "Additional Shares Amendment"), and to revise Section V of
Article II to require stockholder approval of all future cancellations and regrants of options. The Additional Shares Amendment is subject to stockholder approval at the 2000 Annual Meeting, and no option grants made on the basis of the share increase authorized by that amendment shall become exercisable in whole or in part unless and until the Additional Shares Amendment is approved by the stockholders. Should such stockholder approval not be obtained at the 2000 Annual Meeting, then the 750,000-share increase shall not be implemented. Subject to the foregoing limitations, options may be granted under the Plan at any time before the date fixed herein for the termination of the Plan.

                  B. TERMINATION. Unless sooner terminated due to a Corporate Transaction or a Change in Control, the Plan will terminate upon the earlier of
(i) December 8, 2002, or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to exercise, surrender or cash-out of options. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those options.

                  C. ADDITIONAL SHARES. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

IV.      USE OF PROCEEDS

                  Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

V.       REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any option under the Plan, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

VI.      NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

                                    PROXY

                          DURA PHARMACEUTICALS, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Mitchell R. Woodbury and Michael T. Borer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dura Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Dura Annual Meeting of Stockholders to be held May 24, 2000 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


-------------------------------------------------------------------------------
                         - FOLD AND DETACH HERE -

                        [DURA PHARMACEUTICALS LOGO]

                          YOUR VOTE IS IMPORTANT!


                     YOU CAN VOTE IN ONE OF THREE WAYS:

1. VOTE BY PROXY CARD: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                      OR

2. VOTE BY TELEPHONE: Call toll free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week. There is NO CHARGE to you for this call. Have your proxy card in hand.

                                      OR

3.  VOTE BY INTERNET:  24 hours a day, 7 days a week.
    Follow the instructions at our Website Address:  http://www.eproxy.com/dura


                             THANK YOU FOR VOTING

Please mark your
votes as indicated  /X/
in this example

This proxy when properly executed will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Proposals 1, 2, 3 and 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

PROPOSAL 1 -- ELECTION OF DIRECTORS                  WITHHELD
                                              FOR     FOR ALL
                   Nominees:                  / /       / /
                   01 James C. Blair
                   02 Joseph C. Cook, Jr.
                   03 Cam L. Garner
                   04 David F. Hale

WITHHELD FOR:  (write that nominee's name in the space provided below).

----------------------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
                                                        / /     / /       / /
PROPOSAL 2 -- APPROVAL OF 2000
EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 3 -- APPROVAL OF AMENDMENT                     / /     / /       / /
TO 1992 STOCK OPTION PLAN

PROPOSAL 4 -- RATIFICATION OF                           / /     / /       / /
DELOITTE & TOUCHE LLP AS
ACCOUNTANTS

==============================================================================
| ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW*** |
==============================================================================

I consent to future access to the Annual Reports and Proxy Materials electronically via the Internet. I understand that Dura may no longer distribute printed materials to me to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time. / /







SIGNATURE ________________________ SIGNATURE _____________________ DATE _______
NOTE:  Please sign as name appears hereon.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title.

-------------------------------------------------------------------------------
             - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                      VOTE BY TELEPHONE OR INTERNET

                      QUICK *** EASY *** IMMEDIATE

         YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF THREE WAYS:

1. VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

                                      OR

2. VOTE BY TELEPHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 HOURS A DAY, 7 DAYS A WEEK. There is NO CHARGE to you for this call. Have your proxy card in hand. You will be asked to enter a control number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, Press 1.

             WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION 2: If you choose to vote on each proposal separately, Press 0. You will hear these instructions:

PROPOSAL 1, DIRECTOR ELECTION PROPOSAL: To vote FOR ALL nominees, press 1; to
                                        WITHHOLD FOR ALL nominees, press 9. To
                                        WITHHOLD FOR AN INDIVIDUAL nominee,
                                        press 0 and listen to the instructions.

PROPOSAL 2 AND ALL OTHER PROPOSALS:     To vote FOR, press 1; AGAINST, press 9;
                                        ABSTAIN, press 0.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

The instructions are the same for all remaining proposals.

Press 1 to consent to view future Annual Reports and Proxy Materials for this account via the Internet.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                      or

3. VOTE BY INTERNET: 24 HOURS A DAY, 7 DAYS A WEEK. Have your proxy card in hand. You will be asked to enter a control number, which is located in the box in lower right hand corner of this form. Follow the instructions at our Website Address: http://www.eproxy.com/dura

NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

TO VIEW OUR ANNUAL REPORT AND PROXY MATERIALS ONLINE GO TO:
http://www.durapharm.com

THANK YOU FOR VOTING.